Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of Wabtec Corporation (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/S/ ALBERT J. NEUPAVER
Albert J. Neupaver
President, Chief Executive Officer and Director

Date: February 29, 2008

By:	/S/ ALVARO GARCIA-TUNON
Alvaro Garcia-Tunon
Senior Vice President, Chief Financial Officer and Secretary

Date: February 29, 2008